UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (May 19, 2025)

Month 1, 2025

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	GT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 19, 2025, The Goodyear Tire & Rubber Company (the “Company” and “we,” “us” or “our”) amended and restated its U.S. first lien revolving credit facility (the “facility”). The principal change to the facility is the extension of its maturity from 2026 to 2030. The interest rate for loans under the facility remained at SOFR plus 125 basis points, based on the Company’s current liquidity as described in greater detail below.

The Company’s amended and restated first lien revolving credit facility is available in the form of loans or letters of credit. Up to $800 million in letters of credit and $50 million of swingline loans are available for issuance under the facility. Subject to the consent of the lenders whose commitments are to be increased, the Company may request that the facility be increased by up to $250 million. The Company’s obligations under the facility are guaranteed by most of its wholly owned U.S. and Canadian subsidiaries. The Company’s obligations under the facility and its subsidiaries’ obligations under the related guarantees are secured by first priority security interests in collateral that includes, subject to certain exceptions:

•	U.S. and Canadian accounts receivable and inventory;

•	certain of Goodyear’s U.S. manufacturing facilities;

•	equity interests in Goodyear’s U.S. subsidiaries and up to 65% of the voting equity interests in most of its directly owned foreign subsidiaries; and

•	substantially all other tangible and intangible assets, including equipment, contract rights and intellectual property.

Availability under the facility is subject to a borrowing base, which is based on (i) eligible accounts receivable and inventory of the Company and certain of its U.S. and Canadian subsidiaries, after adjusting for customary factors that are subject to modification from time to time by the administrative agent or the majority lenders at their discretion (not to be exercised unreasonably), (ii) the greater of 50% of the appraised value, if any, of the Company’s principal trademarks or $400 million, (iii) the value of eligible machinery and equipment and (iv) certain cash in an amount not to exceed $275 million. Modifications are based on the results of periodic collateral and borrowing base evaluations and appraisals. To the extent that the Company’s eligible accounts receivable, inventory and other components of the borrowing base decline in value, its borrowing base will decrease and the availability under the facility may decrease below $2.75 billion. In addition, if the amount of outstanding borrowings and letters of credit under the facility exceeds the borrowing base, the Company is required to prepay borrowings and/or cash collateralize letters of credit sufficient to eliminate the excess.

The covenants in the amended and restated facility are substantially unchanged from those in the prior facility. Those covenants, among other things, limit the Company’s ability and the ability of certain of its subsidiaries to (i) incur additional debt or issue redeemable preferred stock, (ii) pay dividends, repurchase shares or make certain other restricted payments or investments, (iii) incur liens, (iv) sell assets, (v) incur restrictions on the ability of the Company’s subsidiaries to pay dividends or to make other payments to the Company, (vi) enter into affiliate transactions, (vii) engage in sale and leaseback transactions and (viii) consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets. These covenants are subject to significant exceptions and qualifications. In addition, in the event that the availability under the facility plus the aggregate amount of the Company’s Available Cash is less than $275 million, the Company will not be permitted to allow its ratio of EBITDA to Consolidated Interest Expense to be less than 2.0 to 1.0 for any period of four consecutive fiscal quarters. “Available Cash,” “EBITDA” and “Consolidated Interest Expense” have the meanings given them in the facility.

The facility has customary representations and warranties including, as a condition to borrowing, that all such representations and warranties are true and correct, in all material respects, on the date of the borrowing, including representations as to no material adverse change in the Company’s business or financial condition since December 31, 2024. The facility also has customary defaults, including a cross-default to material indebtedness of the Company and its subsidiaries. The lenders may declare any outstanding obligations under the facility immediately due and payable upon the occurrence, and during the continuance, of an event of default. In addition, any outstanding obligations under the facility will be immediately due and payable if the Company or certain of its subsidiaries become the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law.

If Available Cash plus the average quarterly availability under the facility is greater than 25% of the total commitments under the facility, amounts drawn under the facility will bear interest, at the Company’s option, at (i) 125 basis points over SOFR or (ii) 25 basis points over an alternative base rate (the higher of (a) the prime rate, (b) the federal funds effective rate or the overnight bank funding rate plus 50 basis points or (c) SOFR plus 100 basis points). If Available Cash plus the average quarterly availability under the facility is equal to or less than 25% of the total commitments under the facility, then amounts drawn under the facility will bear interest, at the Company’s option, at (i) 150 basis points over SOFR or (ii) 50 basis points over an alternative base rate. Undrawn amounts under the facility will be subject to an annual commitment fee of 25 basis points.

JPMorgan Chase Bank, N.A. is the administrative agent and collateral agent for the amended and restated first lien revolving credit facility. Certain of the lenders, arrangers, bookrunners and agents under the credit facility described above have from time to time performed, and may in the future perform, banking, financial advisory and investment banking services for Goodyear and its affiliates. In addition, one of JPMorgan Chase Bank, N.A.’s affiliates is the administrative agent under the Company’s existing European revolving credit facility.

The foregoing description of the Company’s amended and restated first lien revolving credit facility does not purport to be complete and is qualified in its entirety by reference to the amended and restated first lien revolving credit facility, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: May 19, 2025	By:	/s/ Daniel T. Young
Daniel T. Young
Secretary